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                             Verizon Florida Inc.

                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



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
                                                                         Years Ended December 31,
                                               ------------------------------------------------------------------------------
(Dollars in Millions)                                   2001            2000            1999            1998            1997
-----------------------------------------------------------------------------------------------------------------------------
Income before provision for income taxes
   and extraordinary item                            $ 355.8         $ 274.0         $ 447.2         $ 285.0         $ 371.2
Equity in loss from affiliate                           13.9              .3             ---             ---             ---
Interest expense                                       125.4           142.4           145.0           163.0           128.0
Portion of rent expense representing interest            9.9            10.3             8.0             9.6            10.5
Amortization of capitalized interest                      .6              .7              .6              .5              .3
                                               ------------------------------------------------------------------------------
Earnings, as adjusted                                $ 505.6         $ 427.7         $ 600.8         $ 458.1         $ 510.0
                                               ==============================================================================

Fixed charges:
Interest expense                                     $ 125.4         $ 142.4         $ 145.0         $ 163.0         $ 128.0
Portion of rent expense representing interest            9.9            10.3             8.0             9.6            10.5
Capitalized interest                                     1.3              .6             1.2             1.8             2.3
                                               ------------------------------------------------------------------------------

Fixed Charges                                        $ 136.6         $ 153.3         $ 154.2         $ 174.4         $ 140.8
                                               ==============================================================================

Ratio of Earnings to Fixed Charges                      3.70            2.79            3.90            2.63            3.62
                                               ==============================================================================
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